                                                                Exhibit (g)(vii)

                                                                SWISS RE AMERICA

                         AUTOMATIC REINSURANCE AGREEMENT

                                   Between the

                     SECURITY EQUITY LIFE INSURANCE COMPANY
                                Armonk, New York

                                       And

                          SWISS RE LIFE COMPANY AMERICA
                               New York, New York

                                Effective 10/1/95

                                                                SWISS RE AMERICA

                         AUTOMATIC REINSURANCE AGREEMENT

                                Contents

ARTICLE I                       Basis of Reinsurance
                                Automatic Coverage
                                Special Automatic Coverage
                                Exceptions to Automatic Coverage
                                Facultative Reinsurance

ARTICLE II                      Facultative Submissions
                                Confirmation of Reinsurance

ARTICLE III                     Commencement & Termination of Liability

ARTICLE IV                      Oversights - Clerical Errors

ARTICLE V                       Plan of Reinsurance

ARTICLE VI                      Reinsurance Administration
                                Electronic Data Transmission

ARTICLE VII                     Reinsurance Premiums
                                Life

ARTICLE VIII                    Experience Refunds

ARTICLE IX                      Tax Credits

ARTICLE X                       Reductions

ARTICLE XI                      Retention Limit Increases (Recapture)

ARTICLE XII                     Reinstatements

ARTICLE XIII                    Policy Changes

ARTICLE XIV                     Settlement of Claims

ARTICLE XV                      Inspection of Records

ARTICLE XVI                     Insolvency

ARTICLE XVII                    Arbitration

ARTICLE XVIII                   Parties to Agreement

ARTICLE XIX                     Right of Offsetting Balances Due

ARTICLE XX                      Reinsurer's Right of Notice of Unusual Practices

ARTICLE XXI                     Federal Taxes

ARTICLE XXII                    Entire Agreement

ARTICLE XXIII            -      Duration of Agreement

    Signature Page

EXHIBIT A                -      Report Forms

EXHIBIT B                -      Reinsurance Premiums

SCHEDULE 1               -      Maximum Limits of Retention, Automatic
                                Reinsurance Coverage, and Jumbo Limits

                                                                SWISS RE AMERICA

                         AUTOMATIC REINSURANCE AGREEMENT

THIS AGREEMENT between the SECURITY EQUITY LIFE INSURANCE COMPANY, a corporation organized under the laws of the State of New York, hereinafter referred to as the "Company", and SWISS RE LIFE COMPANY AMERICA, a corporation organized under the laws of the State of New York, hereinafter referred to as "Swiss Re America", WITNESSETH AS FOLLOWS:

                                    ARTICLE I

                              Basis of Reinsurance

         1. On and after the 1st day of October, 1995, a portion of amounts of Individual Life and Waiver of Premium Disability Insurance, as defined in Exhibit B, which have been issued on a Fully Underwritten basis, which are in excess of the Company's retention, and which have been issued directly by the Company on lives whose surnames are spelled commencing with any letter from A to Z, inclusive, on the plans of insurance stated in Exhibit B, shall be reinsured with Swiss Re America. At the option of the Company, reinsurance may be ceded to Swiss Re America on an automatic basis as provided in Paragraphs 3 and 4 of this Article or applications for reinsurance may be submitted to Swiss Re America for facultative consideration as provided in Paragraph 6 of this Article. Any reinsurance ceded hereunder shall employ the same underwriting classification as that used by the Company in issuing its policy.

         2. On and after the 1st day of October, 1995, the Company may submit risks to Swiss Re America for facultative consideration as provided in Paragraph 6 any of this Article, any of the plans of insurance specified in Exhibit B, which have been issued on a Guaranteed Issue Basis, along with any associated supplemental benefits.

                               Automatic Coverage

         3. Except as specified in Paragraph 5, whenever the Company retains its maximum limit of retention, as shown in Schedule I, the Company shall automatically cede and Swiss Re America shall automatically accept such Life reinsurance, as provided herein, with any associated Waiver of Premium Benefit, up to the limits specified in Schedule I.

                                                                SWISS RE AMERICA

                           Special Automatic Coverage

         4. Even though the Company may already be on a risk for its maximum limit of retention under policies previously issued and therefore unable to retain any part of the insurance currently applied for, the Company, without retaining any more for its own account, shall still have the right to utilize any unused automatic coverage remaining from previous issues. The new insurance may be ceded automatically, on the same terms on which the Company would be willing to accept the risk for its own account if it did not already have its maximum limit of retention, provided the sum of the new and old reinsurance does not exceed the limits specified in Paragraph 3, above.

                        Exceptions to Automatic Coverage

         5. Unless Swiss Re America has specifically agreed to the contrary in writing, reinsurance shall not be ceded automatically under this Agreement on any life where:

                  (a) the amount of Life insurance in force, including coverage to be replaced, plus the amount currently being applied for on that life in all companies exceeds the Jumbo Limit specified in Schedule I, or

                  (b) the substandard mortality rating assessed to the risk exceeds Class P (500%) or its equivalent on an extra premium basis, or

                  (c) the insurance is issued as a group conversion, a noncontractual conversion, rollover or policy exchange, or is issued under any program where either full current evidence of insurability consistent with the amount of insurance is not obtained or where conventional selection criteria are not applied in underwriting the risk, or

                  (d) the policy is a continuation of coverage, as defined in Article XIII, Paragraph 2, of this Agreement, of a previously issued policy that had been reinsured with another reinsurer, or

                  (e) the policy does not provide for the maximum normal periods of suicide and contestability protection permitted in the state in which the policy is executed, or

                  (f) the life to be reinsured is not a permanent resident of the United States, its territories, or Canada, or

                                                                SWISS RE AMERICA

                  (g) the Company has submitted the risk to another reinsurer for facultative consideration or has received a declination from Swiss Re America on a facultative submission.

                             Facultative Reinsurance

         6. Applications for reinsurance of amounts in excess of the automatic limits provided above, and any risks which the Company does not care to cede to Swiss Re America automatically or which may not be so ceded under the terms of this Agreement, may be submitted to Swiss Re America for facultative consideration. If Swiss Re America makes an offer to reinsure such a risk, the Company must accept the offer during the lifetime of the proposed insured, but not later than 120 days after the offer is made, to effect the reinsurance. Acceptance by the Company of a facultative offer made by Swiss Re America shall be documented by a dated notation in the Company's underwriting file and subsequent formal notice to Swiss Re America as described in Article II, Paragraph 2, of this Agreement.

                                                                SWISS RE AMERICA

                                   ARTICLE II

                             Facultative Submissions

         1. If the Company submits a risk to Swiss Re America on a facultative basis, copies of the complete underwriting file and all other information the Company may have pertaining to the insurability of the risk shall be sent to Swiss Re America along with the appropriately completed Bordereau Facultative Application, Form L(POL)B-FAC, as shown in Exhibit A. Swiss Re America shall promptly notify the Company of its decision on the risk.

                           Confirmation of Reinsurance

         2. When a policy is placed in force on which reinsurance is to be ceded to Swiss Re America, the Company shall notify Swiss Re America that the reinsurance has been effected by including an entry in the next Quarterly Premium Report, as described in Article VI, Paragraph 1(a).

                                                                SWISS RE AMERICA

                                   ARTICLE III

                    Commencement & Termination of Liability.

         1. On automatic reinsurance coverage, the liability of Swiss Re America shall commence simultaneously with that of the Company.

         2. On facultative reinsurance coverage, the liability of Swiss Re America shall commence simultaneously with that of the Company provided the Company has accepted, during the lifetime of the insured and within 120 days of the offer, a facultative offer made by Swiss Re America on that life.

         3. The liability of Swiss Re America shall terminate simultaneously with that of the Company, unless it is terminated earlier in accordance with Article X or XI.

                                                                SWISS RE AMERICA

                                   ARTICLE IV

                          Oversights - Clerical Errors

         1. Should the Company fail to cede reinsurance that otherwise would have been ceded on an automatic basis in accordance with the provisions of this Agreement, or should either the Company or Swiss Re America fail to comply with any of the other terms of this Agreement, and if this is shown to be unintentional and the result of a misunderstanding, oversight or clerical error on the part of either the Company or Swiss Re America, then this Agreement shall not be deemed abrogated thereby, but both companies shall be restored to the position they would have occupied had no such oversight, misunderstanding, or clerical error occurred. Such conditions are to be reported and corrected promptly after discovery.

         2. If the Company does discover that it did not cede reinsurance on a policy it should have reinsured automatically under this Agreement, the Company is required to do an audit of its records sufficient to determine if automatic reinsurance was unreported on any other policies.

                                                                SWISS RE AMERICA

                                    ARTICLE V

                               Plan of Reinsurance

         1. Life reinsurance shall be on the risk premium basis. The reinsured risk amount shall be calculated annually in advance and shall be equal to the death benefit less the cash value less the Company's retention.

         2. Reinsurance of Disability benefits shall be on a coinsurance basis in accordance with the original forms of the Company.

                                                                SWISS RE AMERICA

                                   ARTICLE VI

                           Reinsurance Administration

         1. The Company shall have the responsibility of maintaining adequate records for the administration of the reinsurance account and shall furnish Swiss Re America with periodic reports, in substantial conformity with the following:

                  (a) Quarterly Premium Report: At the end of each quarter, the Company shall send Swiss Re America a listing of all reinsured policies issued or renewing during the past quarter accompanied by the reinsurance premiums for such policies. The listing should be segregated into first year issues and renewals and should provide the following information:

                           i)       policy number

                           ii)      full name of insured

                           iii)     date of birth

                           iv)      sex and issue age

                           v)       effective date

                           vi)      underwriting classification

                           vii)     automatic or facultative indicator

                           viii)    plan

                           ix)      total initial risk amount

                           x)       reinsured risk amount at the end of the
                                    quarter

                           xi) total net reinsurance premium due for each reinsured policy for the quarter

                  (b) Quarterly Change Report: The Company shall report the details of all policy terminations and changes on reinsured policies. In addition to the data indicated in 1.(a), above, the report should provide information about the nature, the effective date, and the financial result of the change with respect to the reinsurance.

                  (c) Quarterly Policy Exhibit Report: A summary of new business, terminations, changes, death claims and reinstatements during the quarter and the inforce reinsurance at the end of the quarter shall be reported.

                                                                SWISS RE AMERICA

                  (d) Annual Policy Reserve Report: The Company shall provide Swiss Re America with a listing of the mean reserves attributable to the reinsured portion of each policy reinsured.

                  (e) Annual Tax Reserve Report: Shortly after the close of the year, the Company shall report to Swiss Re America the amount by which the Company will reduce its tax reserve because of the reinsurance ceded under this Agreement. The details of the report should conform to the current requirements of Internal Revenue Code Section 807.

                  (f) Annual Inforce Listing: Shortly after the close of the year, the Company shall furnish Swiss Re America with a listing of all inforce reinsured policies, providing items I) through xii) in 1.(a), above.

                  (g) Claims: Shall be reported as incurred on an individual basis.

                          Electronic Data Transmission

         2. If the Company chooses to report its reinsurance transactions via electronic media, the Company shall consult with Swiss Re America to determine the appropriate reporting format. Should the Company subsequently desire to make changes in the data format or the code structure, the Company shall communicate such changes to Swiss Re America prior to the use of such changes in reports to Swiss Re America.

                                                                SWISS RE AMERICA

                                   ARTICLE VII

                              Reinsurance Premiums

                                  Life Premiums

         1. Until further notice, reinsurance premiums shall be at the rates given in the attached Exhibit B. Swiss Re America guarantees that premium rates for a given attained age, rating and duration shall not exceed the higher of the rate shown in the attached schedule (Exhibit B) for that age, rating and duration or the one year term rate on the appropriate multiple of the applicable 1980 CSO table at the maximum statutory valuation rate approved in New York State.

         2. Reinsurance premiums are annual premiums payable at the end of the quarter in which they become due.

                                                                SWISS RE AMERICA

                                  ARTICLE VIII

                               Experience Refunds

         1. The schedule of reinsurance premiums applicable to reinsurance ceded under this Agreement has been especially designed to require minimum cash outlay. Therefore, reinsurance ceded under this Agreement shall not be eligible for participation in experience refunds.

                                                                SWISS RE AMERICA

                                   ARTICLE IX

                                   Tax Credits

         1. The reinsurance premium rates applicable under this Agreement take into consideration the Company's liability for premium taxes. Accordingly, Swiss Re America shall make no separate reimbursement to the Company for premium taxes on the portion of the Company's premium paid to Swiss Re America as reinsurance premiums.

                                                                SWISS RE AMERICA

                                    ARTICLE X

                                   Reductions

         1. If any portion of the Company's insurance on a life is terminated, any reinsurance on that life will also be decreased by a like amount. If the amount of insurance terminated equals or exceeds the amount of reinsurance, the full amount of reinsurance will be terminated.

         2. Reinsurance on the affected policy should be adjusted first. If the entire reduction can be made on this reinsurance, then reinsurance on other policies will not be adjusted.

         3. Should the amount of reduction in the Company's insurance exceed the amount of reinsurance on the affected policy, then such reinsurance should be cancelled and the remainder of the reduction will be applied to reinsurance on other policies in force on the same life.

         4. The other policies to be reduced or terminated will be those most similar to the cancelled policy. Similarity will be judged on the basis first of rating, then plans of insurance, and then supplementary benefits.

         5. If more than one reinsurer is providing reinsurance on the life involved, the reduction in reinsurance shall be shared as follows. Each reinsurer's share of the reduction indicated in Paragraph 2, above, will be proportional to their share of the reinsurance on that policy. Any additional reduction in reinsurance required, as indicated in Paragraphs 3 or 4 above, shall be proportional to each reinsurer's share of the total reinsurance under all the other policies being affected by the reduction or terminations.

         6. The principle to be observed is that the retention of the Company on the affected life is to be maintained unchanged. The operation of this Article cannot result in the Company retaining more coverage than its retention prior to the reduction or termination of its policy.

                                                                SWISS RE AMERICA

                                   ARTICLE XI

                      Retention Limit Increases (Recapture)

         1. If the Company increases its limit of retention, a corresponding reduction may be made at the option of the Company in the reinsurance in force on all lives on which the Company had its maximum limit of retention at the time reinsurance was ceded. However:

                  (a) No risk shall be recaptured prior to the policy anniversary (earliest recapture date) specified in Exhibit B.

                  (b) Risks wholly reinsured because the Company's normal schedule of retention provides for zero retention at the particular age and rating assigned to the risk shall not be considered eligible for recapture.

                  (c) Retention increases for a five year period immediately following a merger with another insurance company shall be recognized for recapture purposes to a maximum 50% increase over the pre-merger retention of the Company.

                  (d) No recapture will be allowed for any classes of risks for which the Company established special retention limits less than the Company's maximum retention limits at the time the policy was issued.

         2.       Recapture shall be effected as follows:

                  (a) After the retention increase is effected, the Company shall promptly notify Swiss Re America of its intention to recapture.

                  (b) Eligible policies shall be recaptured on the first renewal date following the notice of intention to recapture.

                  (c) All eligible policies shall be recaptured unless there is mutual agreement to the contrary expressed in writing.

                  (d) If the Company has reinsured any portion of the risk in another company, the reduction in reinsurance ceded under this Agreement shall be in the same proportion to the total reduction in reinsurance as the amount reinsured under the Agreement bears to the total reinsurance on the risk.

                  (e) In determining the new retention for a particular policy, the age and rating at issue should be used.

                                                                SWISS RE AMERICA

                  (f) If at the time of recapture the risk is on active claim for Waiver of Premium Disability, the Life risk shall still be considered eligible for recapture. However, the Disability reinsurance shall remain in force until such time as the policy is returned to a premium paying status. The Disability risk shall be recaptured upon such return to premium paying status. If within two years of said recapture the Waiver of Premium claim is resumed due to an extension of the initial disablement, Swiss Re America shall again be liable for payment of its share of premiums waived by the Company, subject to collection of Disability premiums on Swiss Re America's share of the risk for the period in which the policy was in a premium paying status.

                                                                SWISS RE AMERICA

                                   ARTICLE XII

                                 Reinstatements

         1. Should an insured under a lapsed or surrendered policy apply for reinstatement of that policy in accordance with the terms of the policy or the practices of the Company, the Company may automatically reinstate any reinsurance on that policy provided the reinsurance was originally ceded on an automatic basis or the application for reinstatement is made within 90 days of the date of lapse. Otherwise, the reinstatement application shall be submitted to Swiss Re America for facultative consideration.

         2. Premiums and interest on reinstated reinsurance shall be payable only to the extent that the Company collects premiums and interest on such insurance.

                                                                SWISS RE AMERICA

                                  ARTICLE XIII

                                 Policy Changes

         1. Should the Company make any material changes in the provisions and conditions of a policy reinsured hereunder, the Company shall, within a reasonable time, inform Swiss Re America of such change.

         2. Should a policy reinsured under this Agreement be exchanged for or converted to a new policy of the Company, the new policy shall be considered as a continuation of the original policy if any of the following conditions exist:

         (a) full evidence of insurability, commensurate with the full current amount of insurance, is not secured;

         (b) full new suicide and contestability periods, commensurate with those used for normal newly issued policies, are not employed;

         (c) a commission lower than that normally paid for new issues of the plan of insurance on the new policy is paid.

If such a policy is so construed as a continuation of the original policy, the full amount of reinsurance on the original policy shall be continued on the new policy. Unless another arrangement is specifically agreed to by Swiss Re America, point-in-scale reinsurance rates, measured from the effective date of the original policy, shall be payable by the Company. The recapture period applicable to the original policy shall govern the reissued policy and duration shall be measured from the effective date of the original policy.

                                                                Swiss Re America

                                   ARTICLE XIV

                              Settlement of Claims

         1. Claim settlements made by the Company, including compromises, shall be unconditionally binding upon Swiss Re America. If the whole risk on any particular claim is carried by Swiss Re America and the claim is contestable, Swiss Re America shall be consulted before admission or acknowledgement of the validity of the claim is made by the Company. However, such consultation shall not impair the Company's freedom to determine the proper action on the claim and the settlement made by the Company shall still be unconditionally binding on Swiss Re America.

         2. The Company shall furnish Swiss Re America with copies of the proofs of claim, together with any other information the Company may possess in connection with the claim. On automatic cases, Swiss Re America may request copies of the underwriting file. Payment in settlement of the reinsurance under a claim approved and paid by the Company for a life reinsured hereunder shall be made by Swiss Re America upon the receipt of the claim papers.

         3. Swiss Re America shall share in the expense of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured with Swiss Re America bears to the total net risk of the Company under all policies on that life being contested by the Company and shall share in the total amount of any reduction in liability in the same proportion. Compensation of salaried officers and employees of the Company shall not be considered claim expenses.

         4. If the amount of the Company's insurance on any policy reinsured hereunder is adjusted because of a misstatement of age or sex being established after the death of the Insured, the Company and Swiss Re America shall share in such adjustment in proportion to their respective net amounts at risk under such policy.

         5. If a claim is approved for Waiver of Premium benefit on a reinsured policy, the Company shall continue to pay the premiums for reinsurance, except the premium for Disability reinsurance. Swiss Re America shall pay its proportionate share of the premiums waived on the original policy, including the premiums for benefits that remain in effect during disability.

         6. Swiss Re America shall not be liable for any extra contractual damages, including, but not limited to, punitive, exemplary, compensatory and consequential damages, assessed against the Company.

                                                                SWISS RE AMERICA

         7. Swiss Re America shall reimburse the Company for its proportionate share of any interest paid by the Company on any claim payment. Swiss Re America shall refund to the Company the unearned portion of the reinsurance premiums for the period from the date of death to the premium paid-to date.

                                                                SWISS RE AMERICA

                                   ARTICLE XV

                              Inspection of Records

         1. Swiss Re America shall have the right at all reasonable times and for any reasonable purpose to inspect at the office of the Company all books and documents referring to reinsurance ceded to Swiss Re America.

                                                                SWISS RE AMERICA

                                   ARTICLE XVI

                                   Insolvency

         1. In the event of the insolvency of the Company, all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by Swiss Re America directly to the Company or to its liquidator, receiver, or statutory successor on the basis of the liability of the Company under the contract or contracts reinsured without diminution because of the insolvency of the Company. It is understood, however, that in the event of the insolvency of the Company, the liquidator, receiver or statutory successor of the insolvent Company shall give written notice of the pendency of a claim against the insolvent Company on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that, during the pendency of such claim, Swiss Re America may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or to its liquidator, receiver or statutory successor.

         2. It is further understood that the expense thus incurred by Swiss Re America shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by Swiss Re America. Where two or more assuming insurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of the Reinsurance Agreement as though such expense had been incurred by the Company.

         3. In the event of the insolvency of Swiss Re America and the appointment of receivers therefor, the liability of Swiss Re America shall not terminate but shall continue with respect to the reinsurance ceded to Swiss Re America by the Company prior to the date of such insolvency or appointment, and the Company shall have a security interest in any and all sums held by or under deposit in the name of Swiss Re America.

                                                                SWISS RE AMERICA

                                  ARTICLE XVII

                                   Arbitration

         1. In the event of any difference arising hereafter between the contracting parties with reference to any transaction under this Agreement, the same shall be referred to three arbitrators who must be current or former executive officers of life insurance or life reinsurance companies other than the two parties to this Agreement or their affiliates, each of the contracting companies to appoint one of the arbitrators and such two arbitrators to select the third. If either party refuses or neglects to appoint an arbitrator within 60 days after receipt of the written request for arbitration, the other party may appoint a second arbitrator.

         2. If the two arbitrators fail to agree on the selection of a third arbitrator within 60 days of their appointment, each of them shall name three individuals, of whom the other shall decline two, and the decision shall be made by drawing lots.

         3. The arbitrators shall consider this Reinsurance Agreement not merely as a legal document but also as a gentlemen's agreement. In resolving the dispute, the arbitrators will give full consideration to the customs and practices of the life insurance and life reinsurance industry, insofar as they are not in conflict with the specific terms of this Agreement. The arbitrators shall decide by a majority vote. There shall be no appeal from their written decision.

         4. Unless the arbitrators decide otherwise, each party shall bear the expense of its own arbitration, including its arbitrator and outside attorney fees, and shall jointly and equally bear with the other party the expense of the third arbitrator. Any remaining costs of the arbitration proceedings shall be apportioned by the Board of Arbitrators.

                                                                SWISS RE AMERICA

                                  ARTICLE XVIII

                              Parties to Agreement

         1. This Agreement is an indemnity reinsurance agreement solely between the Company and Swiss Re America. The acceptance of reinsurance hereunder shall not create any right or legal relation whatever between Swiss Re America and the insured, owner, beneficiary or any other party under any policies of the Company which may be reinsured hereunder, and the Company shall be and remain solely liable to the insured, owner or the beneficiary under such policies reinsured hereunder.

                                                                SWISS RE AMERICA

                                   ARTICLE XIX

                        Right of Offsetting Balances Due

         1. The Company and Swiss Re America shall have, and may exercise at any time, the right to offset any balance or balances due one party to the other, its successors or assigns, against balances due the other party under this Agreement or under any other Agreements or Contracts previously or subsequently entered into between the Company and Swiss Re America. This right of offset shall not be affected or diminished because of insolvency of either party to this Agreement.

                                                                SWISS RE AMERICA

                                   ARTICLE XX

                Reinsurer's Right of Notice of Unusual Practices

         1. In providing reinsurance facilities to the Company under this Agreement, Swiss Re America has granted the Company considerable authority with respect to automatic binding power, reinstatements, claim settlements, and the general administration of the reinsurance account. To facilitate transactions, Swiss Re America has required the minimum amount of information and documentation possible, reflecting its utmost faith and confidence in the Company. Swiss Re America assumes that, except as otherwise notified by the Company, the underwriting, claims and other insurance practices employed by the Company with respect to reinsurance ceded under this Agreement are generally consistent with the customary and usual practices of the insurance industry as a whole. Where the Company does engage in exceptional or uncustomary practices, the Company agrees to make those practices known to Swiss Re America before assigning any liability to Swiss Re America with respect to any reinsurance issued under such practices.

                                                                SWISS RE AMERICA

                                   ARTICLE XXI

                                  Federal Taxes

         1. The Company and Swiss Re America hereby agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulation issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective as of the Effective Date of this Agreement and for all subsequent taxable years for which this Agreement remains in effect.

                  (a) The term "party" will refer to either the Company or Swiss Re America as appropriate.

                  (b) The terms used in this Article are defined by reference to Regulation 1.848-2 in effect December 1992.

                  (c) The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1).

                  (d) Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

                  (e) The Company will submit a schedule to Swiss Re America by May 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement stating that the Company will report such net consideration in its tax return for the preceding calendar year.

                  (f) Swiss Re America may contest such calculation by providing an alternative calculation to the Company by June 1. If Swiss Re America does not so notify the Company, the Company will report the net consideration as determined by the Company in the Company's tax return for the previous calendar year.

                  (g) If Swiss Re America contests the Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount by July 1. If the Company and Swiss Re America reach agreement on an amount

                                                                SWISS RE AMERICA

                           of the net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

         2. Swiss Re America and the Company represent and warrant that they are subject to U.S. taxation under Subchapter L of Chapter 1 of the Internal Revenue Code.

                                                                SWISS RE AMERICA

                                  ARTICLE XXII

                                Entire Agreement

         1. This Agreement shall constitute the entire agreement between the parties with respect to business reinsured hereunder. There are no understandings between the parties other than as expressed in this Agreement and any changes or modifications of this Agreement shall be null and void unless made by amendment to the Agreement and signed by both parties.

                                                                SWISS RE AMERICA

                                  ARTICLE XXIII

                              Duration of Agreement

         1. This Agreement shall be unlimited as to its duration but may be cancelled at any time, insofar as it pertains to the handling of new business thereafter, by either party giving ninety (90) days' notice of cancellation in writing. Swiss Re America shall continue to accept reinsurance in accordance with this Agreement during such ninety (90) day period.

         2. Except as provided in Articles X and XI of this Agreement, the Company shall be obliged to maintain in force any reinsurance ceded under this Agreement as long as the reinsured insurance coverage remains in force and, except as provided under Paragraph 3, below, Swiss Re America shall be obliged to provide such continued reinsurance coverage. Any sale or other transfer of the policies reinsured hereunder shall not affect the obligation to maintain the reinsurance in force.

         3. Should the Company fail to pay reinsurance premiums when due, Swiss Re America may give the Company thirty (30) days notice, after reinsurance premiums are ninety (90) days or more in arrears, that reinsurance coverage on the affected reinsurance is suspended. The reinsurance coverage will be reinstated at the option of Swiss Re America upon receipt of all the overdue premiums. However, Swiss Re America shall have no liability for claims that occur during a period of suspension. Also, suspension of reinsurance coverage shall not relieve the Company of liability for premiums due Swiss Re America.

                                                                SWISS RE AMERICA

IN WITNESS WHEREOF, the Company and Swiss Re America have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.

SECURITY EQUITY LIFE INSURANCE COMPANY

By: /s/ WC Thater                                Attest: /s/ John Gorter
    -----------------------                              -----------------------

Title: President                                 Title: 2nd Vice President

Date: 429/96                                     Date: 4/29/96

SWISS RE LIFE COMPANY AMERICA

By: /s/ Jeffrey Rosenberg                        Attest: /s/ Deborah Keyes
    -----------------------                              -----------------------

Title: Assistant Vice President                  Title: Assistant Vice President

Date: May 1, 1996                                Date: 5/1/96

                                                                SWISS RE AMERICA

                                    EXHIBIT A

                                  Report Forms

REPORTING                                          SWISS RE AMERICA
                                                   LOGO

                                                   Swiss Re Life Company America
                                                   237 Park Avenue
                                                   New York, N.Y. 10017

---------------------------------------------------------------------------------------------------------------------
Company Name and State                                                                      Report as of (month/year)
---------------------------------------------------------------------------------------------------------------------
Prepared by                                Name              Title                          Date
---------------------------------------------------------------------------------------------------------------------
Mode of Reinsurance                                          Report
---------------------------------------------------------------------------------------------------------------------
A.       Category                                            Premiums
---------------------------------------------------------------------------------------------------------------------
                                                Life        Disability       Accident                 Total
---------------------------------------------------------------------------------------------------------------------
PRM. 1st yr.
---------------------------------------------------------------------------------------------------------------------
Uniting summary (Reinsurance only)
---------------------------------------------------------------------------------------------------------------------
Policy fee 1st yr.
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
PRM. Renewal
---------------------------------------------------------------------------------------------------------------------
Policy fee renewal
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Comm. & allow. 1st yr.
---------------------------------------------------------------------------------------------------------------------
Comm. & allow. ren.
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Dividends
---------------------------------------------------------------------------------------------------------------------
Cash Values
---------------------------------------------------------------------------------------------------------------------
Claims
---------------------------------------------------------------------------------------------------------------------
Total
---------------------------------------------------------------------------------------------------------------------
B.                                         Classification               Number of policies    Amount of reinsurance

---------------------------------------------------------------------------------------------------------------------
In force as of last report
---------------------------------------------------------------------------------------------------------------------
New business
---------------------------------------------------------------------------------------------------------------------
Policy exhibit summary (Reinsurance only)
---------------------------------------------------------------------------------------------------------------------
Reinstatements
---------------------------------------------------------------------------------------------------------------------
Increase (net)
---------------------------------------------------------------------------------------------------------------------
Deduct. ceased by
Death

---------------------------------------------------------------------------------------------------------------------
Maturities
---------------------------------------------------------------------------------------------------------------------
Expiries
---------------------------------------------------------------------------------------------------------------------
Surrenders
---------------------------------------------------------------------------------------------------------------------
Lapses
---------------------------------------------------------------------------------------------------------------------
Conversions
---------------------------------------------------------------------------------------------------------------------
Recapture
---------------------------------------------------------------------------------------------------------------------
Decrease other
---------------------------------------------------------------------------------------------------------------------
Decrease (net)
---------------------------------------------------------------------------------------------------------------------
In force as of current report
---------------------------------------------------------------------------------------------------------------------

Note: Amounts of Reinsurance are based on Risk Amounts Death Benefits.
                      Please retain copy for company files

Facultative                                        SWISS RE AMERICA
                                                   LOGO
                                                   Swiss Re Life Company America
                                                   237 Park Avenue
                                                   New York, N.Y. 10017

PLEASE PRINT OR TYPE
--------------------------------------------------------------------------------

Has the risk been submitted to Swiss Re Life Company America
previously                                                [ ] Yes  [ ] No

--------------------------------------------------------------------------------
Insured's   First  Middle  Date of  State of  State of  Sex  Age   Social
last name                  birth    birth     res.                 Security No

--------------------------------------------------------------------------------
Joint insured

--------------------------------------------------------------------------------
Second life to be considered for reinsurance    [ ] Yes   [ ] No

                           LIFE     ADD'I LIFE BENEFIT    W. P. ACCIDENT BENEFIT
--------------------------------------------------------------------------------

INSURANCE IN FORCE OUR COMPANY ->

--------------------------------------------------------------------------------

OF WHICH WE RETAIN             ->

--------------------------------------------------------------------------------

NEW INSURANCE APPLIED FOR      ->

--------------------------------------------------------------------------------

REINSURANCE APPLIED FOR        ->

--------------------------------------------------------------------------------

*Please indicate liability under additional life benefits such as: Term riders, Dividend options, Cash value rider, Etc.


Is the product an increasing                     It is understood that the named
amount at risk plan            [ ] Yes  [ ] No   applicant has been
                                                 given-Pre-Notice of the Medical
If yes, please indicate the                      information Bureau and that the
original amount at risk and                      ceding company has in its Home
include a policy value                           Office an approved
illustration form.                               Authorization form signed by
                                                 this applicant.

PLEASE REPLY BY

[ ] Telephone      [ ] Fax     [ ] Other

--------------------------------------------------------------------------------
NAME OF CEDING COMPANY         STATE     DATE      UNDERWRITER FOR PHONE CONTACT

--------------------------------------------------------------------------------
REMARKS:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Facultative application for reinsurance - To be submitted to Swiss Re Life
                           Company America with papers

Facultative                                        SWISS RE AMERICA
                                                   LOGO
                                                   Swiss Re Life Company America
                                                   237 Park Avenue
                                                   New York, N.Y. 10017

PLEASE PRINT OR TYPE
--------------------------------------------------------------------------------

Has the risk been submitted to Swiss Re Life Company America
previously                                                [ ] Yes  [ ] No

--------------------------------------------------------------------------------
Insured's   First   Middle  Date of   State of  State of  Sex  Age   Social
last name                   birth     birth     res.                 Security No

--------------------------------------------------------------------------------
Joint insured

--------------------------------------------------------------------------------
Second life to be considered for reinsurance    [ ] Yes   [ ] No

                           LIFE     ADD'I LIFE BENEFIT    W. P. ACCIDENT BENEFIT
--------------------------------------------------------------------------------

INSURANCE IN FORCE OUR COMPANY ->

--------------------------------------------------------------------------------

OF WHICH WE RETAIN             ->

--------------------------------------------------------------------------------

NEW INSURANCE APPLIED FOR      ->

--------------------------------------------------------------------------------

REINSURANCE APPLIED FOR        ->

--------------------------------------------------------------------------------

*Please indicate liability under additional life benefits such as: Term riders, Dividend options, Cash value rider, Etc.


Is the product an increasing                     It is understood that the named
amount at risk plan            [ ] Yes  [ ] No   applicant has been
                                                 given-Pre-Notice of the Medical
If yes, please indicate the                      information Bureau and that the
original amount at risk and                      ceding company has in its Home
include a policy value                           Office an approved
illustration form.                               Authorization form signed by
                                                 this applicant.

PLEASE REPLY BY

[ ] Telephone      [ ] Fax     [ ] Other

--------------------------------------------------------------------------------
NAME OF CEDING COMPANY         STATE     DATE      UNDERWRITER FOR PHONE CONTACT

--------------------------------------------------------------------------------
REMARKS:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       Facultative application for reinsurance - To be retained by client

                     CANCELLATION OF REINSURANCE APPLICATION

Facultative                                        SWISS RE AMERICA
                                                   LOGO
                                                   Swiss Re Life Company America
                                                   237 Park Avenue
                                                   New York, N.Y. 10017

PLEASE PRINT OR TYPE
--------------------------------------------------------------------------------

Has the risk been submitted to Swiss Re Life Company America
previously                                                [ ] Yes  [ ] No

--------------------------------------------------------------------------------
Insured's   First   Middle  Date of   State of  State of  Sex  Age   Social
last name                   birth     birth     res.                 Security No

--------------------------------------------------------------------------------
Joint insured

--------------------------------------------------------------------------------
Second life to be considered for reinsurance    [ ] Yes   [ ] No

                           LIFE     ADD'I LIFE BENEFIT               W. P.
                                                                     ACCIDENT
                                                                     BENEFIT
--------------------------------------------------------------------------------

INSURANCE IN FORCE OUR COMPANY ->

--------------------------------------------------------------------------------

OF WHICH WE RETAIN             ->

--------------------------------------------------------------------------------

NEW INSURANCE APPLIED FOR      ->

--------------------------------------------------------------------------------

REINSURANCE APPLIED FOR        ->

--------------------------------------------------------------------------------

*Please indicate liability under additional life benefits such as: Term riders, Dividend options, Cash value rider, Etc.


Is the product an increasing                     It is understood that the named
amount at risk plan            [ ] Yes  [ ] No   applicant has been
                                                 given-Pre-Notice of the Medical
If yes, please indicate the                      information Bureau and that the
original amount at risk and                      ceding company has in its Home
include a policy value                           Office an approved
illustration form.                               Authorization form signed by
                                                 this applicant.

PLEASE REPLY BY

[ ] Telephone      [ ] Fax     [ ] Other

--------------------------------------------------------------------------------
NAME OF CEDING COMPANY         STATE     DATE      UNDERWRITER FOR PHONE CONTACT

--------------------------------------------------------------------------------
REMARKS:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Facultative application for reinsurance - To be submitted to Swiss Re Life
                        Company America for cancellation

                                                                SWISS RE AMERICA

                                    EXHIBIT B

                              Reinsurance Premiums

                                                                SWISS RE AMERICA

                              REINSURANCE PREMIUMS

I.       Plan and Rider:   Fully Underwritten and Guaranteed Issue Variable
                           Universal Life
                           Fully Underwritten Joint Last Survivor Rider

II.      Swiss Re America's Portion of the Reinsurance:

         A. When the Variable Universal Life plan is issued without the Joint Last Survivor Rider, Swiss Re America will automatically reinsure 33 1/3% of the amount reinsured, not to exceed the limits shown in Section II of Schedule 1.

         B. When the Variable Universal Life plan is issued with the Joint Last Survivor Rider, Swiss Re America will automatically reinsure 100% of amounts of the base plan and rider which are in excess of the Company's retention, not to exceed the limits shown in Section II of Schedule I.

III.     Standard Reinsurance Risk Premiums for the Variable Universal Life
         Plan: For reinsurance ceded on the plan use the rates shown in Reinsurance Rate Schedule NRN-7314, attached to this Exhibit B, multiplied by the following factors:

Plan/Rider                                                   Factor
----------
Fully Underwritten Variable Universal Life                    1.03

Guaranteed Issue Variable Universal Life                      1.45**

**The reinsurance premium rates for policies issued on a Guaranteed Issue basis will revert to the Fully Underwritten attained age rate at the end of the 20th policy year or age 65, whichever is later.

IV.      Standard Reinsurance Risk Premiums for the Joint Last Survivor Rider:
         Reinsurance premium rates for the Joint Last Survivor Rider are developed by taking the base plan single life mortality rate for each life and blending the rates using the Company's Frasier Formula. The mortality rate is calculated by using the formulas shown in Attachment 1 to this Exhibit B. The Frasierized rate is then increased by 10% to allow for the heartbreak factor, and is again increased by adding $.10 per $1,000 to allow for the contagion factor. The resulting rate is then multiplied by a factor of 1.18 to yield the standard reinsurance risk premium. The minimum annual reinsurance premium rate is $15 per $1,000. An example of the calculation is shown in Attachment 2 to this Exhibit B.

         On Joint Last Survivor Riders where one life is uninsurable, the healthy life must be rated no more than Table D. The applicable reinsurance premium rates shall be the base plan single life mortality rates attached to this Exhibit B.

                                    EXHIBIT B
                                   Page 1 of 2

                                                                SWISS RE AMERICA

V. Flat Extra Substandard Reinsurance Premiums for the Variable Universal Life Plan:

         a) Permanent Flat Extra Premiums are ones assessed for more than 5 years. Swiss Re America should receive its proportionate share of any such premiums less the percentage premium reductions below:

First Year                 75%
Renewal Years              10%

         b) Temporary Flat Extra Premiums are ones assessed for 5 years or less. Swiss Re America should receive its proportionate share of any such premiums less a 10% reduction in all policy years.

VI. Reinsurance Premiums for Policies Converted To The Above Plan: Any reinsurance in force with Swiss Re America on policies converted to or reissued on the above plan and rider shall be continued with Swiss Re America. The reinsured risk amount shall be determined as described in
         Article V following the conversion or reissue. The applicable reinsurance premiums will be determined as described in this Exhibit B, with age and duration measured from the date of issue of the original policy.

VII.     Maximum Amount of Reinsurance on One Life on These Reinsurance
         Premiums: $5,000,000. Reinsured amounts over $5,000,000 shall be considered on an individual basis.

                                    EXHIBIT B
                                   Page 2 of 2

                                                                SWISS RE AMERICA

                                  Attachment I

                            LAST SURVIVOR CALCULATION

                                   Description

The mortality rate for Variable Universal Life contracts with a Last Survivor Rider is computed on each contract anniversary using the attained age of both insureds regardless of the death of one of the insureds. The mortality rate is the probability that the last survivor will die during the policy year. If one of the insureds has attained maturity age of 100, then the most recent probability for that insured is used until either the death of the remaining insured or the maturity date of the contract, whichever occurs first.

                                   Definitions

x                 issue age of one insured

y                 issue age of the other insured

z symbol representing the "life" that lives until the death of both x and y

t                 policy duration

tPx               probability of x living to end of policy year t

tPy               probability of y living to end of policy year t

tPz               probability of either x or y living to end of policy year t

Qz+t-1            mortality rate for policy year t

                                    Formulas

                          tPz = tPx - tPy - (tPx) (tPy)

                          tPz = 1

                          Qz + t - 1 = 1 - (tPz + t-1Pz)

                                  Attachment 2
                        Lagre Case Life 2 - Last Survivor
                        Sample Mortality Rate Calculation
           Male Issue Age 65 Nonsmoker / Female Issue Age 65 Nonsmoker

                          SWISS RE LIFE COMPANY AMERICA

                                  7 YEAR SELECT
                                   NON-REFUND
                                   REINSURANCE
                                      RATES

                         DIFFERENTIATED BY SMOKING HABIT

NRN-7314-1                                                  AGE NEAREST BIRTHDAY

              SEVEN YEAR SELECT NON REFUND YRT REINSURANCE PROGRAM

SMOKER / NONSMOKER DIFFERENTIATION

         This schedule contains YRT rates which are differentiated by sex and smoking habit for issue ages 20-85. These rates are to be used only where the Ceding Company's gross premiums are differentiated by smoking habit.

SUBSTANDARD RISKS

         Multiple table substandard premiums are equal to the sum of the standard premium (Smoker or Nonsmoker) and 25% of the Standard Premium for each 25% excess mortality.

POLICY FEE

         The Company will retain the entire policy fee.

RECAPTURE

         Reinsurance ceded under this program will not be eligible for recapture before the tenth policy anniversary.

          MAXIMUM LIMITS OF RETENTION, AUTOMATIC REINSURANCE COVERAGE,

                                AND JUMBO LIMITS

I.       Maximum Limits of Retention

         A.       Life: Ages 20-80, Standard to 500% - $125,000 per life

                  For the Joint Last Survivor Rider, the Company will retain separately on each life.

         B.       Waiver of Premium: Fully Retained.

II.      Maximum Automatic Reinsurance Coverage

         A.       Life:

                  1.       Variable Universal Life Plan

                           Total Pool Coverage: $1,875,000

                           Swiss Re America's share: 33 and 1/3% of the Total Pool Coverage, not to exceed $625,000.

                  2. Variable Universal Life plan issued with Joint Last Survivor Rider

                           Swiss Re America's share: $1,875,000

         B.       Waiver of Premium: Not reinsured

III.     Jumbo Limit

         A.       Life: $15,000,000

                                   SCHEDULE 1

DOC #9384050